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OPPENHEIMER WOLFF & DONNELLY                                Brussels

Plaza VII                                                   Chicago
45 South Seventh Street
Suite 3400                                                  Minneapolis
Minneapolis, MN 55402-1609
                                                            New York
(612)344-9300
FAX (612)344-9376                                           Paris

February 13, 1996                                           Saint Paul

                                                            Washington, D.C.

Board of Directors
Nash-Finch Company
7600 France Avenue South
P.O. Box 355
Minneapolis, MN  55440-0355

Re:  Stockholder Rights Agreement

Dear Board of Directors:

We have acted as legal counsel to Nash-Finch Company, a Delaware corporation (the "Company"), in connection with the consideration by the Board of Directors of the Company of the advisability of authorizing and adopting a stockholders rights plan. A special committee of the Board (the "Committee") completed its assignment and the Committee recommended to the Board that there be authorized a Stockholder Rights Agreement between the Company and Norwest Bank Minnesota, N.A. (the "Agreement"). The Board authorized the Agreement at its regular meeting on February 13,1996.

You have requested us to review the legality of the Agreement under Delaware law. More specifically, you have requested us to address the power of the Board to authorize the Agreement and the standard of conduct applicable to the Board in the decision-making process with respect to such authorization.

In connection with the preparation of our opinion, we have reviewed the Company's current Certificate of Incorporation and its current Bylaws, the Agreement in the form in which the Board and the Committee considered it, the decision-making process followed by the Board and the Committee in connection with the Agreement, and such other matters and questions of law as we have deemed necessary and relevant.

Unless otherwise defined herein, capitalized terms shall have the same meaning as is given to them in the Agreement.

Based upon the review referred to above, it is our opinion that the Board has the power to authorize the Agreement, and that the business judgment rule, which protects directors against personal liability, will be applicable to the decision by the Board to authorize the Agreement. These conclusions are discussed below.


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OPPENHEIMER WOLFF & DONNELLY LETTERHEAD


Board of Directors
Nash-Finch Company
February 13, 1996
Page 2



                          POWER TO AUTHORIZE AGREEMENT

The Board has the power to authorize the Agreement if the Agreement could be lawfully made at this time under Delaware law and the Company's current Certificate of Incorporation and Bylaws.

STATUTE AND CHARTER

The first step in such a determination of the Board's authority to adopt the Agreement is to review the applicable provisions of the Delaware General Corporation Law (the "DGCL") because the Company is governed by such law. A second step is to review the Company's current Certificate of Incorporation to determine if it limits any of the relevant statutory provisions.

Section 141(a) of the DGCL establishes that a Delaware corporation shall be managed by or under the direction of a board of directors, except as limited by the DGCL or by the corporation's charter.

Section 151(a) of the DGCL establishes the power of a Delaware corporation to issue stock and Section 161 of the DGCL provides that the directors may issue and take subscriptions for shares of stock up to the authorized number of shares.

Section 157 of the DGCL authorizes a Delaware corporation, subject to any limitations in its certificate of incorporation, to create and issue, whether or not in connection with the issue and sale of shares, rights or options entitling the holders to purchase shares of stock from the corporation. The terms of the rights or options are to be established by board resolution unless already stated in the certificate of incorporation.

The Company's current Certificate of Incorporation contains no limitations on the issuance of shares by the Board nor does it contain any provisions dealing with rights or options.

The Agreement provides for the negation of exercise rights with respect to Rights held by an Acquiring Person or an Adverse Person and their Affiliates and Associates and certain other persons in the event of an applicable Flip-In Event. Such "discrimination" provisions have been held to be impermissible in a number of jurisdictions(1) based on the interpretation of "equality" language

---------------------
1. BANK OF NEW YORK V. IRVING BANK CORP., 536 N.Y.S.2d 923 (Sup. Ct. 1988) (applying New York law, although result of this case may be different today under amendments to N.Y. Bus. Corp. Law
                                                                 (continued...)

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OPPENHEIMER WOLFF & DONNELLY LETTERHEAD


Board of Directors
Nash-Finch Company
February 13, 1996
Page 3


in relevant statutes and on the principle that, at least when stockholder approval has not been obtained, the relevant statute does not permit discrimination among similarly situated stockholders. Courts in other jurisdictions(2) have found such provisions to be lawful because these flip-in provisions discriminate among stockholders, rather than among shares of a particular class of stock, and thus do not violate the "equality" requirements of the relevant state law. The Delaware Supreme Court has not expressly addressed the discrimination issue in the context of a flip-in rights plan. Nonetheless, based upon several Delaware Supreme Court cases(3) involving various similar defensive plans designed to thwart hostile takeover attempts, we believe that "discriminatory" flip-in provisions (such as those in the Agreement) are lawful in Delaware and would be upheld, provided that in enacting such provisions the board of directors of the corporation has met the enhanced duty standard discussed below


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1.(continued...)
     Sections 501, 505); AMALGAMATED SUGAR CO. V. NL INDUS., 644 F. Supp. 1229 (S.D.N.Y. 1986) (applying New Jersey law, although result of this case may be different today under amendments to N.J. Stat. Ann. Section 14A:7-7 (West 1994)), AFF'D, 825 F.2d 634 (2d Cir. 1987), CERT. DENIED, 484 U.S.
     992 (1987); TOPPER ACQUISITION CORP. V. EMHART CORP., 1989 U.S. Dist.
     LEXIS 9910 (E.D. Va. Mar. 23, 1989) (applying Virginia law, although result of this case may be different today under amendments to Va. Code Ann. Sections 13.1-638, 13.1-646 (Michie 1993)).

2. HARVARD INDUS. V. TYSON, [1986-87] Fed. Sec. L. Rep. (CCH) PARA 93,064 (E.D. Mich. Nov. 25, 1986) (applying Michigan law); GELCO CORP. V. CONISTON PARTNERS, 652 F. Supp. 829 (D. Minn. 1986), AFF'D IN PART AND VACATED IN PART, 811 F.2d 414 (8th Cir. 1987) (applying Minnesota law, although based on finding of Delaware precedent as controlling).

3. MORAN V. HOUSEHOLD INT'L, INC., 500 A.2d 1346 (Del. 1985) (upholding a flip-over rights plan which, upon certain events, provided the rights holder with the right to purchase at a discount shares of a tender offeror); REVLON, INC. V. MACANDREWS & FORBES HOLDINGS, INC., 506 A.2d 173, 180 (Del. 1986) (stating in DICTA that Revlon's board clearly had the power to adopt a note purchase rights plan, which provided note purchase rights to all shareholders except the acquiror); UNOCAL CORP. V. MESA PETROLEUM CO., 493 A.2d 946 (Del. 1985) (approving a defensive issuer self-tender offer that excluded Mesa Petroleum, which was then making a bid for Unocal).


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OPPENHEIMER WOLFF & DONNELLY LETTERHEAD


Board of Directors
Nash-Finch Company
February 13, 1996
Page 4


under the heading "Business Judgment Rule."(4) In the Delaware litigation involving rights plans in the past several years, the discrimination issue has not even been raised. Instead, the focus has been upon the duties of directors in connection with the redemption of rights when a company is "in play."(5)

Rights plans of Delaware corporations have also been challenged in the past on the basis of claims that they "ward off" all possible future advances; they are "shams" because the rights are designed never to be exercised; they contain "anti-dilution" clauses allowing a flip-over to shares of another corporation which is not authorized by statute; they are inconsistent with Delaware's business combinations statute; they are unconstitutional under the Commerce and Supremacy clauses of the U.S. Constitution; they restrict the alienability of shares of common stock and are illegal; and they impermissibly interfere with the right of stockholders to mount proxy contests. All of these attacks have failed.(6)


In our opinion, the Board has the power to authorize the Agreement by reason of the statutory provisions referred to above and the interpretation of these statutes by Delaware and other state and federal courts.

                             BUSINESS JUDGMENT RULE

Generally, the standard by which the conduct of directors is to be measured is the business judgment rule. It is a "presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the . . ." corporation.(7) Furthermore, "a court will not substitute its


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4.   UNOCAL, SUPRA note 3, at 957; CRTF CORP. V. FEDERATED DEP'T STORES, INC.,
     683 F. Supp. 422, 438-39 (S.D.N.Y. 1988).

5. PARAMOUNT COMMUNICATIONS V. QVC NETWORK, 637 A.2d 34, 48 (Del. 1993) (holding that when a corporation undertakes a transaction which will cause a change in corporate control or a break-up of the corporate entity, the directors' obligation is to seek the best value reasonably available to the stockholders).

6.   MORAN, SUPRA note 3, at 1350-55, and the cases cited therein.

7.   ARONSON V. LEWIS, 473 A.2d 805, 812 (Del. 1984).

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OPPENHEIMER WOLFF & DONNELLY LETTERHEAD


Board of Directors
Nash-Finch Company
February 13, 1996
Page 5


judgment for that of a board if the latter's decision can be 'attributed to any rational business purpose'."(8)

Under the business judgment rule, in the corporate control context, however, the directors of a corporation owe an "enhanced duty" of loyalty(9) and, consequently, in a legal proceeding challenging the actions of the directors, the directors must show "that they had reasonable grounds for believing that a danger to corporate policy and effectiveness existed" and that "the defensive measures adopted were reasonable in relation to the threat posed."(10) The first part of this burden is placed on the directors to show that they acted in good faith and made a reasonable investigation of the relevant facts before acting on the matter in question. If this burden is met, then the party attacking the action of the directors must carry the ultimate burden of proof.(11) Based on this formula, it seems clear that a carefully handled business decision will be protected under Delaware law if there is a sound, reasonable business purpose for the action.(12) By "carefully handled", we refer to the necessity of studiously attending to the "good faith" and "reasonable investigation" requirements of the business judgment rule.

Pursuant to Section 141(e) of the DGCL, a director, in discharging his or her duties, "will be fully protected in relying in good faith" upon corporation books and records and upon "information,


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8.   UNOCAL, SUPRA note 3, at 954 (citing SINCLAIR OIL CORP. V. LEVIEN, 280 A.2d
     717, 720 (Del. 1971)).

9.   UNOCAL, SUPRA note 3, at 954.

10.  MORAN, SUPRA note 3, at 1356; UNOCAL, SUPRA note 3, at 955.

11. UNOCAL, SUPRA note 3, at 958; MORAN, SUPRA note 3, at 1356. SEE ALSO GELCO CORP., SUPRA note 2, 652 F. Supp. at 845.

12. SEE, E.G., PARAMOUNT, SUPRA note 5, at 45 ("[A] court applying enhanced judicial scrutiny should be deciding whether the directors made a reasonable decision, not a perfect decision. If a board selected one of several reasonable alternatives, a court should not second-guess that choice even though it might have decided otherwise or subsequent events may have cast doubt on the board's determination. Thus, courts will not substitute their business judgment for that of the directors, but will determine if the directors' decision was, on balance, within a range of reasonableness.")


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OPPENHEIMER WOLFF & DONNELLY LETTERHEAD


Board of Directors
Nash-Finch Company
February 13, 1996
Page 6


opinions, reports or statements" of officers or employees of the corporation, board committees, and experts as to matters which the directors reasonably believe are within the professional competence of the expert. Because of
Section 141(e), a director may delegate much of the investigatory work necessary with respect to a particular business matter. There are various tasks, however, which, as a matter of reasonableness, should not be delegated. For example, a director should, in our opinion, read all significant documentation related to the matter in question rather than delegating that task and relying only on summaries.

It is quite clear that the steps leading to adoption of a rights plan or a significant amendment to a plan will be carefully scrutinized in any legal challenge to determine whether the good faith and reasonable investigation requirements have been met and whether the plan or amendment has a rational business purpose. The following factors are significant in this regard:

     1. The decision to adopt a plan or amendment as a defense mechanism to ward off possible future advances will be given more deference by a court where the decision is made prior to any hostile act by an acquiror.(13)


     2. It is more likely that a plan will be upheld if it is approved by a board of directors, the majority of whom consist of persons who are outside, independent directors.(14)

     3. A plan must be tailored to meet the perceived negative consequences of certain types of takeovers and cannot be so draconian that it, in effect, prohibits all takeovers.(15)

There are a number of recent lawsuits in which stockholder rights plans have been upheld under Delaware law(16) and several cases where


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13.  MORAN, SUPRA note 3, at 1350.

14. ID. at 1356; PARAMOUNT, SUPRA note 5, at 44; IN RE DESOTO, INC. SHAREHOLDER LITIG., [1989-90] Fed. Sec. L. Rep. (CCH) PARA 94,964 (Del. Ch. Feb. 5,
     1990).

15.  UNOCAL, SUPRA note 3, at 955.


16.  IN RE HOLLY FARMS CORPORATION SHAREHOLDERS LITIG., 564 A.2d 342 (Del. Ch.
     1989); TATE & LYLE, PLC V. STALEY CONTINENTAL,
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OPPENHEIMER WOLFF & DONNELLY LETTERHEAD


Board of Directors
Nash-Finch Company
February 13, 1996
Page 7


various plan provisions or entire plans have been found invalid under the laws of other jurisdictions.(17) There has also been extensive litigation, much of it under Delaware law, regarding the duty of a board to redeem rights when certain events have occurred.(18) Substantially all of this litigation has involved interpretation of the business judgment rule of the jurisdictions in question.

Our understanding of the actions taken by the Board to discharge its duties may be summarized as follows. At its November 1995 meeting, the Board considered background materials prepared by this firm and appointed the Committee to make its recommendation to the Board. The Committee met on at least three separate occasions and received background materials from this firm and from its independent investment banking advisors, Piper Jaffray Inc. The Committee has given its recommendation to the Board to authorize and adopt the Agreement. The Board received background information and presentations from this firm and from Piper Jaffray Inc. at the meeting of the Board held on February 13, 1996. We also understand that no information has come to the attention of the Board or the


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16.(...continued)
     INC., [1987-88] Fed. Sec. L. Rep. (CCH) PARA 93,764 (Del. Ch. May 9, 1988).

17. BANK OF NEW YORK, SUPRA note 1, at 925 (again, the outcome of this case may be different if brought today); WEST POINT-PEPPERELL INC. V. FARLEY INC., 711 F. Supp. 1088 (N.D. Ga. 1988) (outcome of this case may be different if brought today under amended Ga. Code Ann Section 14-2-601 (Michie 1994)); AVON PRODS., INC. V. CHARTWELL ASSOCS. L.P., 738 F. Supp. 686 (S.D.N.Y.) (holding plan at issue, while scrutinized under amended sections 501 and 505 of the N.Y. Bus. Corp. Law, did not fall within the statutory exceptions), AFF'D, 907 F.2d 322 (2d Cir. 1990).

18. IN RE DESOTO, INC. SHAREHOLDER LITIG., [1989-90] Fed. Sec. L. Rep. (CCH) PARA 94,964 (Del. Ch. Feb. 5, 1990); STAHL V. APPLE BANCORP, INC., [1990] Fed. Sec. L. Rep. (CCH) PARA 95,412 (Del. Ch. Aug. 9, 1990); AMANDA ACQUISITION CORP. V. UNIVERSAL FOODS CORP., 708 F. Supp. 984 (E.D. Wis.) (applying Wisconsin law, although looking to Delaware law as precedent), AFF'D, 877 F.2d 496 (7th Cir.), CERT. DENIED, 493 U.S. 955 (1989); CITY
     CAPITAL ASSOCS. V. INTERCO INC., 551 A.2d 787 (Del. Ch. 1988); GRAND METRO. PUB. LTD. V. PILLSBURY CO., 558 A.2d 1049 (Del. Ch. 1988); IN RE HOLLY FARMS CORPORATION SHAREHOLDERS LITIGATION, SUPRA note 16.


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OPPENHEIMER WOLFF & DONNELLY LETTERHEAD


Board of Directors
Nash-Finch Company
February 13, 1996
Page 8


Company to the effect that any person or group is interested in acquiring the Company's shares other than for investment purposes.

In our view, the Board, after the presentations made today by the legal and investment banking experts, will be in a reasonable position to make final determinations and a decision on authorizing the Agreement.

                                   CONCLUSION

Based upon and subject to the foregoing, it is our opinion that the Board has the power to authorize the Agreement, and that the Delaware business judgment rule will be applicable to protect the Board in connection with a decision by it to authorize the Agreement.

Any future action or inaction by the Board with respect to the exercise of discretion under the Agreement will be judged in light of all the relevant facts and circumstances and the state of the law then applicable. No opinion is expressed with respect to such future action or inaction.

Although we are not licensed to practice law in the State of Delaware, we consider ourselves to be knowledgeable in matters of Delaware statutory and case law as it relates to rights plans such as the Agreement.

Our opinion is solely for the benefit of the Board and each of its members and may not be relied upon in any manner or for any purpose by any other person or entity. This opinion speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein.

Very truly yours,

/s/ OPPENHEIMER WOLFF & DONNELLY
OPPENHEIMER WOLFF & DONNELLY